UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 1, 2026

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 Par Value)	GENC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01.	Changes in Control of Registrant

On May 1, 2026 (the “Change in Control Date”), a change in control of Gencor Industries, Inc. (the “Company”) may be deemed to have occurred in connection with the transfer of indirect beneficial ownership of shares of the Company’s common stock and Class B stock from certain persons, including E.J. Elliott, to Marc G. Elliott.

E.J. Elliott Family Limited Partnership, a Nevada limited partnership (the “LP”), is managed and controlled by its sole general partner, E.J. Elliott, LLC, a Nevada limited liability company (the “LLC”), which has authority to manage and control the affairs of the LP and its assets. The LP beneficially owns 1,518,828 shares, or 12.3%, of the Company’s common stock and 2,022,477 shares, or 87.2%, of the Company’s Class B stock (together, the “Shares”), as of February 5, 2026. As a result of this structure, the manager of the LLC may be deemed to have indirect voting and dispositive power over the Shares held by the LP.

Prior to the Change in Control Date, E.J. Elliott was a member and the manager of the LLC, and he was the beneficial owner of approximately 13.3% of the Company’s common stock and 87.9% of the Company’s Class B stock. Under the Company’s Certificate of Incorporation, holders of the Company’s Class B stock elect 75% of the members of the Company’s board of directors voting separately as a class. On matters other than the election of directors, the holders of the Company’s common stock and Class B stock generally vote together, with holders of such shares entitled to one vote for each share held by them.

On the Change in Control Date, certain members of the LLC, including E.J. Elliott, executed assignments transferring their respective membership interests in the LLC to Marc G. Elliott, effective immediately, as a gift for no consideration. As a result, Marc G. Elliott’s membership interest in the LLC increased, exceeding 50%, and he became the manager of the LLC and, indirectly, the controlling person of the LP.

Based on the foregoing, as of the Change of Control Date, Marc G. Elliott may be deemed to beneficially own 1,787,844 shares, or 14.5%, of the Company’s common stock and 2,214,757 shares, or 95.5%, of the Company’s Class B stock, and as a result he may be deemed to have acquired indirect control of the Company on the Change in Control Date through his management and control of the LLC (which LLC, is the general partner of the LP). Marc G. Elliott has disclaimed beneficial ownership of the Shares held by the LP except to the extent of his pecuniary interest therein.

To the knowledge of the Company, there are no current arrangements or understandings among the LP, the LLC or Marc G. Elliott and any other persons with respect to other matters that may result in a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

May 7, 2026	By:	/s/ Marc G. Elliott
Marc G. Elliott, President and Chairman of the Board